                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2004

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                       1-2299                  34-0117420
              ----                       ------                  ----------
(State or Other Jurisdiction of     (Commission File          (I.R.S. Employer
Incorporation or Organization)           Number)             Identification No.)

                    One Applied Plaza, Cleveland, Ohio 44115
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (216) 426-4000.

ITEM 12.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Attached to this filing and incorporated by reference herein is the text of registrant's press release dated January 13, 2004 regarding second quarter results.

         None of the contents of this Form 8-K should be deemed incorporated by reference into a Securities Act registration statement.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                       (Registrant)


                                       By:  /s/ Fred D. Bauer
                                            --------------------------------
                                                Fred D. Bauer
                                                Vice President-General Counsel
                                                       & Secretary

Date: January 13, 2004

                     Applied Industrial Technologies Reports
                     Improved Second Quarter Sales, Earnings

CLEVELAND, OHIO (January 13, 2004) - Applied Industrial Technologies (NYSE: AIT) today reported sales and earnings that exceeded guidance for its fiscal 2004 second quarter, which ended December 31, 2003. Earnings per share rose by more than 20% for the fifth consecutive quarter.

Net sales for the quarter were $359,711,000, up 1.1% compared with $355,707,000 in the same period a year ago. Net income for the quarter increased 33% to $5,133,000 from $3,860,000. Earnings per share increased by 30% to $0.26 from $0.20 per share last year.

For the six months ended December 31, 2003, sales decreased 0.4% to $720,857,000 from $723,726,000 in the same period last year. Net income increased 28% to $9,965,000, or $0.51 per share, compared to $7,765,000, or $0.40 per share, last year.

Commenting on results, Applied Chairman & Chief Executive Officer David L. Pugh said, "We continue to show good attention to detail in driving efficiencies in our operations. The discipline we have instilled should serve us well when the economic recovery reaches the MRO buyers. If the manufacturing sector continues on its current path, we should begin to see the benefits in our fourth quarter.

"While optimism reigns, our current quarter sales trend remained similar to what we had been experiencing. Canada still is showing improvement to offset a decline of 1.5% in our U.S. same store sales compared to last year. Our operations have done an excellent job of increasing their profitability.

"Looking ahead, we expect our third quarter to offer more of the same that we have been seeing with sales in the $370 million to $380 million range, delivering earnings between $0.26 and $0.31 per share. We expect to end the year in line with previous guidance of sales in the $1.4 billion to $1.5 billion range and earnings of $1.10 to $1.20 per share."

For the six months ended December 31, 2003, the company repurchased 96,000 shares of stock for $2.1 million. At December 31, 2003, board authorization was in place to repurchase up to 1 million additional shares.

Applied will host its second quarter conference call at 3 p.m. today (Tuesday, January 13). To join in the call, dial 1-800-810-0924 and use passcode 381657. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill
L. Purser and CFO Mark O. Eisele. The call will also be webcast and can be accessed live online at www.applied.com and will be archived there for seven days. A replay of the teleconference will be available at 1-888-203-1112 from 6 p.m. on January 13 through 12 midnight on January 28.

With more than 430 facilities and 4,300 employee associates across
North America, Applied Industrial Technologies offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2003, the Company posted sales of $1.46 billion. Applied can be visited on the Internet at www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect," "should," "see" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                       (A financial summary is attached.)

For more information, contact Mark O. Eisele, Vice President - Chief Financial Officer & Treasurer, at 216/426-4417.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                   -------------------------------------------
                       (Thousands, except per share data)
--------------------------------------------------------------------------------

                                                                  Three Months Ended              Six Months Ended
                                                                      December 31                    December 31
                                                    -------------------------------------------------------------------
                                                                  2003           2002             2003            2002
                                                    -------------------------------------------------------------------
NET SALES                                                    $ 359,711      $ 355,707        $ 720,857       $ 723,726
Cost of sales                                                  264,545        264,516          532,214         542,633
-----------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                    95,166         91,191          188,643         181,093
Selling, distribution and administrative                        85,916         83,871          170,397         165,929
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                 9,250          7,320           18,246          15,164
Interest expense, net                                            1,405          1,342            2,723           2,603
Other                                                            (108)             38               58             326
-----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                       7,953          5,940           15,465          12,235

INCOME TAXES                                                     2,820          2,080            5,500           4,470
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                    $  5,133       $  3,860          $ 9,965        $  7,765
=======================================================================================================================
NET INCOME PER SHARE - BASIC                                  $   0.27        $  0.20         $   0.52        $   0.41
=======================================================================================================================
NET INCOME PER SHARE - DILUTED                                $   0.26        $  0.20         $   0.51        $   0.40
=======================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                              19,227         18,954           19,117          18,985
=======================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                            19,637         19,233           19,540          19,267
=======================================================================================================================



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     (1) Cost of sales for interim financial statements is computed using estimated gross profit percentages that are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based upon physical inventories and the effect of year-end inventory quantities on LIFO costs.

     (2) During the quarter ended September 30, 2003, the Company adopted the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," using the modified prospective method for the transition. Under the modified prospective method, stock based compensation cost recognized during this fiscal year is the same as that which would have been recognized had the fair value recognition provisions been applied to all awards granted after July 1, 1995. The compensation expense recorded during the quarter ended December 31, 2003 was $327 or $.01 per share. During the six months ended December 31, 2003, compensation expense recorded for stock based compensation was $686 or $.02 per share.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                              (Amount in Thousands)

-------------------------------------------------------------------------------------------------
                                                                   December 31,         June 30,
                                                                       2003               2003
-------------------------------------------------------------------------------------------------

ASSETS
  Cash                                                               $ 24,401          $ 55,079
  Accounts receivable, less allowances of $6,200 and $6,100           170,074           173,915
  Inventories                                                         191,249           159,798
  Other current assets                                                 13,536            11,702
-------------------------------------------------------------------------------------------------
       Total current assets                                           399,260           400,494
  Property - net                                                       81,207            77,942
  Goodwill                                                             50,433            49,687
  Other assets                                                         25,600            25,281
-------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                         $556,500          $553,404
=================================================================================================

LIABILITIES
  Accounts payable                                                   $ 74,040          $ 75,411
  Other current liabilities                                            58,592            65,724
-------------------------------------------------------------------------------------------------
       Total current liabilities                                      132,632           141,135
  Long-term debt                                                       78,163            78,558
  Other liabilities                                                    26,684            25,855
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                     237,479           245,548
-------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                  319,021           307,856
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $556,500          $553,404
=================================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                              (Amount in Thousands)

                                                          Six Months Ended December 31
                                                          ----------------------------
                                                              2003               2002
---------------------------------------------------------------------------------------

CASH PROVIDED FROM OPERATIONS:
  Net income                                                $  9,965           $  7,765
  Items not requiring cash:
    Depreciation and amortization                              8,491              7,953
    Other                                                      3,380              1,394
  Gain on sale of property                                       (89)            (2,577)
  Cash effect of changes in working capital                  (35,053)             8,063
---------------------------------------------------------------------------------------
CASH PROVIDED FROM (USED IN) OPERATIONS                      (13,306)            22,598
---------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                         (10,317)            (5,049)
  Proceeds from property sales                                   373              5,151
  Net cash paid for acquisition of business                   (1,285)           (10,255)
  Deposits and other                                            (149)             1,426
---------------------------------------------------------------------------------------
CASH PROVIDED FROM (USED IN) INVESTING ACTIVITIES            (11,378)            (8,727)
---------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Borrowings and repayments of notes payable - net            (2,850)
  Repayment of long-term debt                                                    (5,714)
  Proceeds from termination of interest rate swap                                 2,517
  Purchase of common stock for treasury                       (2,091)            (3,934)
  Cash dividends paid                                         (4,610)            (4,596)
  Exercise of stock options                                    3,557                275
---------------------------------------------------------------------------------------
CASH USED BY FINANCING ACTIVITIES                             (5,994)           (11,452)
---------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                 $(30,678)          $  2,419
=======================================================================================